Exhibit 10.26
ADS TACTICAL, INC.
SENIOR EXECUTIVE INCENTIVE BONUS PLAN
1. Purpose
     This Senior Executive Incentive Bonus Plan (the “Bonus Plan”) is intended to provide an incentive for superior work and to motivate eligible executives of ADS Tactical, Inc. (the “Company”) and its subsidiaries toward even higher achievement and business results, to tie their goals and interests to those of the Company and its stockholders and to enable the Company to attract and retain highly qualified executives. The Bonus Plan is for the benefit of Covered Executives (as defined below).
2. Covered Executives
     From time to time, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) may select certain key executives (the “Covered Executives”) to be eligible to receive bonuses hereunder.
3. Administration
     The Compensation Committee shall have the sole discretion and authority to administer and interpret the Bonus Plan.
4. Bonus Determinations
     (a) A Covered Executive may receive a bonus payment under the Bonus Plan based upon the attainment of performance objectives which are established by the Compensation Committee and relate to financial, operational or other metrics with respect to the Company or any of its subsidiaries (the “Performance Goals”), including but not limited to: (i) net earnings or losses (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation and (D) amortization); (ii) gross or net sales or revenue; (iii) revenue growth or product revenue growth; (iv) net income (either before or after taxes); (v) adjusted net income; (vi) operating income (either before or after taxes) (vii) operating earnings or profit; (viii) pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); (ix) cash flow (including, but not limited to, operating cash flow and free cash flow); (x) return on assets or net assets; (xi) return on capital; (xii) return on stockholders’ equity; (xiii) total stockholder return; (xiv) return on sales; (xv) gross or net profit or operating margin; (xvi) costs or reduction in costs; (xvii) funds from operations; (xviii) expenses; (xix) working capital; (xx) earnings or loss per share; (xxi) adjusted earnings per share; (xxii) price per share of Common Stock; (xxiii) appreciation in and/or maintenance of the price of the Company’s Common Stock or any other publicly-traded securities; (xiv) economic value-added models or equivalent metrics; (xxv) comparisons with various stock market indices (xxvi) regulatory achievements and compliance; (xxvii) implementation or completion of critical projects; (xxviii) market share; (xxix) customer satisfaction; (xxx) customer growth; (xxxi) employee satisfaction; (xxxii) recruiting and maintaining personnel; (xxxiii) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); (xxxiv) supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Company’s products); (xxxv) co-development, co-marketing, profit sharing, joint venture or other similar arrangements); (xxxvi) financial ratios, including those measuring liquidity, activity, profitability or leverage; (xxxvii) cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; factoring transactions; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); (xxxviii) implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures; (xxxix) factoring transactions; and recruiting and maintaining personnel and (xl) economic value, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.
     (b) Except as otherwise set forth in this Section 4(b): (i) any bonuses paid to Covered Executives under the Bonus Plan shall be based upon objectively determinable bonus formulas that tie such bonuses to one or more performance objectives relating to the Performance Goals; (ii) bonus formulas for Covered Executives shall be adopted in each performance period by the Compensation Committee (generally, for performance periods of one year or more, no later than 90 days after the commencement of the performance period to which the Performance Goals relate); and (iii) no bonuses shall be paid to Covered Executives unless and until the Compensation Committee makes a certification with respect to the attainment of the performance objectives. Notwithstanding the foregoing, the Company may pay bonuses (including, without limitation, discretionary bonuses) to Covered Executives under the Bonus Plan based upon such other terms and conditions as the Compensation Committee may in its discretion determine.
     (c) The payment of a bonus to a Covered Executive with respect to a performance period shall be conditioned upon the Covered Executive’s employment by the Company on the last day of the performance period; provided, however, that the Compensation Committee may make exceptions to this requirement, in its sole discretion, including, without limitation, in the case of a Covered Executive’s termination of employment, retirement, death or disability.
5. Forfeiture and Claw-Back Provisions
     The Compensation Committee may provide that any bonuses paid under the Bonus Plan shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy.
6. Amendment and Termination
     The Company reserves the right to amend or terminate the Bonus Plan at any time in its sole discretion. Any amendments to the Bonus Plan shall require stockholder approval only to the extent required by any applicable law, rule or regulation.
7. Stockholder Approval
     No bonuses shall be paid under the Bonus Plan unless and until the Company’s stockholders shall have approved the Bonus Plan. The Bonus Plan will be submitted for the approval of the Company’s stockholders after the initial adoption of the Plan by the Board of Directors of the Company.
8. Term of Plan
     The Bonus Plan shall become effective as of July 5, 2011. The Bonus Plan shall expire on the earliest to occur of: (a) the first material modification of the Bonus Plan (as defined in Treasury Regulation Section 1.162-27(h)(1)(iii)); (b) the first meeting of the Company’s stockholders at which members of the Board of Directors of the Company are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security of the Company under Section 12 of the Securities Exchange Act of 1934, as amended; or (c) such other date required by Section 162(m) of the

Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (including without limitation Treasury Regulation Section 1.162-27(f)(2)). The Bonus Plan is intended to be subject to the relief set forth in Treasury Regulation Section 1.162-27(f)(1) and shall be interpreted accordingly.
* * * * *
     I hereby certify that the Bonus Plan was duly adopted by the Board of Directors of ADS Tactical, Inc. as of July 5, 2011.
     I hereby certify that the Bonus Plan was approved by the stockholders of ADS Tactical, Inc. as of July 5, 2011.

/s/ Daniel J. Clarkson
Daniel J. Clarkson
Corporate Secretary

3